Exhibit 99.1

News Release

For more information, please contact:
Teresa Paulsen MEDIA
Vice President, Corporate Communication
tel: 402-595-5210

Chris Klinefelter ANALYSTS
Vice President, Investor Relations
tel: 402-595-4154
www.conagrafoods.com FOR IMMEDIATE RELEASE
CONAGRA FOODS REAFFIRMS FISCAL 2009 EPS GUIDANCE AND LONG-TERM EPS GROWTH EXPECTATIONS AT CONSUMER CONFERENCE
OMAHA, Neb., Feb. 17, 2009 —Today ConAgra Foods, Inc., (NYSE: CAG) will update the Consumer Analyst Group of New York on the company’s progress and outlook at that group’s annual conference in Boca Raton, Fla. ConAgra Foods CEO Gary Rodkin, Consumer Foods President André Hawaux, and Chief Financial Officer John Gehring will discuss key strategic priorities and share the company’s current financial outlook.
Regarding the near-term outlook (EPS amounts refer to earnings per share from continuing operations, excluding items impacting comparability):
•	ConAgra Foods expects fiscal 2009 EPS of slightly above $1.50, with more earnings expected to be generated in the company’s fiscal fourth quarter (March, April May) than the fiscal third quarter, in which it is currently operating. This is a reaffirmation of previously communicated EPS expectations for fiscal 2009.
•	Regarding projections for fiscal 2010, the company expects EPS growth over fiscal 2009, and will provide more details when it has completed its plans and has more fully assessed the impacts of changing input costs and economic conditions. The company expects improved Consumer Foods operating profit in fiscal 2010 due to moderating input cost
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CONAGRA FOODS

inflation, anticipated benefits from its offering of brands and products that appeal to value-conscious consumers, and new product introductions.
Regarding the long-term outlook (EPS amounts refer to earnings per share from continuing operations, excluding items impacting comparability):
•	The company expects annual EPS growth of 8 percent to 10 percent over the long term.
•	Return on invested capital is expected to range from 12 percent to 13 percent over the long term.
In today’s presentation, Rodkin and Hawaux will detail the company’s strategic priorities, a significant rejuvenation of the company’s frozen foods business, and new products that leverage the company’s strengths in the convenient meals and snacking categories. The product innovations are based on in-depth research about consumer preferences and needs, and reflect the company’s emphasis on nutrition, convenience, value, and taste. Progressive and innovative marketing campaigns will support these innovations.
“We continue to bring meaningful innovation and improve our marketing efforts in ways that we believe will strengthen our brand portfolio for the long term,” Rodkin said. “While economic conditions are difficult right now, we are confident that our refined strategic focus, the new items we are bringing to market, the value orientation of our portfolio, and our cost-saving programs will allow us to generate strong profitability. We remain committed to sustainable profitable growth and look forward to discussing our future progress.”
For more details please refer to the presentation itself, which will be Webcast live today at 9:15 a.m. EST at http://investor.conagrafoods.com and archived for one year.
ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, with brands in 97 percent of America’s households. Consumers find Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip and many ConAgra Foods brands in grocery, convenience, mass merchandiser and club stores. ConAgra Foods also has a strong business-to-business presence,
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CONAGRA FOODS

supplying potato, other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.
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CONAGRA FOODS

Note on Forward-looking Statements:
This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, availability and prices of raw materials, product pricing, future economic circumstances, industry conditions, the company’s ability to execute its operating plans, the competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s recalls, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.
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